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                                                                    EXHIBIT (11)

                      TEMPLE-INLAND INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN MILLIONS EXCEPT FOR PER SHARE DATA)

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
                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          DECEMBER 28,   DECEMBER 30,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
Primary
Average common shares outstanding.......................       55.5           56.0           55.8
Net effect of dilutive stock options based on treasury
  stock method using average market price...............         --             .1             .1
                                                             ------         ------         ------
  Weighted average shares outstanding...................       55.5           56.1           55.9
                                                             ======         ======         ======
Net income..............................................     $132.8         $281.0         $131.4
                                                             ======         ======         ======
Earnings per share......................................     $ 2.39         $ 5.01         $ 2.35
                                                             ======         ======         ======
Fully Diluted
Average common shares outstanding.......................       55.5           56.0           55.8
Net effect of dilutive stock options based on treasury
  stock method using the closing market price, if higher
  than average market price.............................         .1             .1             .1
                                                             ------         ------         ------
  Weighted average shares outstanding...................       55.6           56.1           55.9
                                                             ======         ======         ======
Net income..............................................     $132.8         $281.0         $131.4
                                                             ======         ======         ======
Earnings per share......................................     $ 2.39         $ 5.01         $ 2.35
                                                             ======         ======         ======
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